UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 15, 2007

WAVE SYSTEMS CORP.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-24752	13-3477246
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Pleasant Street, Lee, Massachusetts 01238
(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code  (413) 243-1600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                     Results of Operational and Financial Condition.

On March 14, 2007, Wave Systems Corp. announced results for its fourth quarter and year ended December 31, 2006 and highlighted recent corporate developments.  This announcement was made via a conference call, webcast and press release entitled “Wave Q4 and Full-Year 2006 Revenues Rise 149% and 206% to $866,000 and $3.1 Million, Respectively, on Continued Strength in OEM Software Royalties”.  On March 15, 2007 a corrected version of the press release was issued in order to correct a typographical error in the second table (Consolidated Statements of Operations), which incorrectly reported “net loss per share - basic” for the three month period ended December 31, 2005 as $015 instead of $0.15.  A copy of this corrected press release has been filed with this Current Report on Form 8-K/A as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01                           Financial Statements, Pro Forma Financial Information and Exhibits.

(d)  Exhibits.

Exhibit 99.1	Press release, dated March 15, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAVE SYSTEMS CORP.

	By:	/s/ Gerard T. Feeney
Gerard T. Feeney
Chief Financial Officer
Dated: March 15, 2007

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Press release, dated March 15, 2007.